Exhibit 99.2

KLA Corporation Hosts Investor Day; Announces $6 Billion Share Repurchase Program and 24%

Increase to Quarterly Dividend; Affirms June 2022 Guidance

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Announces new $6 billion Share Repurchase Authorization, including approximately $3 billion Accelerated Share Repurchase (ASR) to be completed over the next 3-6 months, with the remaining amount to be repurchased over the next 12-18 months, subject to market conditions.

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Announces a 24% increase in the quarterly dividend level to $1.30 per share from $1.05, the 13th consecutive annual dividend increase for KLA. Since inception in 2006, KLA has grown the quarterly dividend level at an approximately 15% compounded annual growth rate.

•	Affirms current June 2022 quarter guidance, including revenue of $2.3 billion to $2.55 billion, and non-GAAP diluted earnings per share attributable to KLA of $4.93 to $6.03.

MILPITAS, Calif., June 16, 2022 /PRNewswire/ -- KLA Corporation (NASDAQ: KLAC), will hold its 2022 Investor Day today in New York City with presentations by Rick Wallace, president and chief executive officer, Bren Higgins, executive vice president and chief financial officer, and other senior executives of the Company. A live stream of the event will begin at 8:30 a.m. ET, and conclude at approximately 12:30 p.m. ET. A link to the live stream and presentation materials can be found at ir.kla.com.

Logo: https://mma.prnewswire.com/media/806571/KLA_Corporation_Logo.jpg

Management will present KLA’s strategies to deliver sustainable outperformance guided by the KLA Operating Model, including in-depth reviews of the Semi Process Control, Electronics, Packaging and Components (EPC), and Services businesses. The Company will also introduce its new 2026 Target Model.

In addition, the Company is announcing authorization from the Board of Directors to repurchase up to $6 billion of the Company’s common stock. Management expects to transact this share repurchase authorization in the form of an Accelerated Share Repurchase of approximately $3 billion to be completed over the next 3-6 months, with the remaining amount to be repurchased over the next 12-18 months. This is in addition to the existing share repurchase authorization, which had $699 million remaining as of March 31, 2022. Share repurchases are expected to be funded by a combination of new debt and cash on the Company’s balance sheet. Repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, accelerated share repurchase programs, or otherwise, all in accordance with the requirements of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase programs do not obligate the Company to acquire any particular amount of its common stock, and the repurchase programs may be suspended or discontinued at any time at the Company’s discretion.

The Company is also announcing an increase in the quarterly dividend level to $1.30 per share from $1.05 per share, the thirteenth consecutive annual increase in the quarterly dividend level for KLA. The declaration and payment of future dividends is subject to the Board’s discretion and will depend on financial and legal requirements and other considerations.

“We are excited to host KLA Corporation’s 2022 Investor Day to provide the investment community with a deeper understanding of our company, our financial performance, and the opportunities that lie before us as we execute our strategic objectives,” said Rick Wallace, president and chief executive officer. “The semiconductor industry has become even more essential to an increased number of industries and geographies and is expected to grow and change in ways that benefit KLA,” added Wallace. “Today’s announcements of a new share repurchase authorization and increase in the quarterly dividend level reflect our long standing focus on productive capital allocation and confidence in our business strategies.”

Event Video Webcast Details

The presentations, which include question and answer sessions, will begin at 8:30 a.m. ET and are expected to conclude at approximately 12:30 p.m. ET. The public may access the event through a live webcast available at ir.kla.com. Presentation materials will be posted to the Investor Relations section of the Company’s website today immediately following the presentations. A replay of the webcast will be available following the presentations at the same link listed above.

About KLA

KLA Corporation develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process- enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem- solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: ir.kla.com.

Note Regarding Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding the Company’s expected dividend level and share repurchases or timing of such actions, are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: future Board decisions regarding the declaration of dividends, the impact of the COVID-19 pandemic on the global economy and on the Company’s business, financial condition and results of operations, including the supply chain constraints the Company is experiencing as a result of the pandemic; economic, political and social conditions in the countries in which the Company, its customers and its suppliers operate, including rising inflation and interest rates, Russia’s invasion of Ukraine and global trade policies; disruption to the Company’s manufacturing facilities or other operations, or the operations of its customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; the Company’s ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; the Company’s ability to maintain its technology advantage and protect its proprietary rights; the Company’s ability to compete with new products introduced by its competitors; the Company’s ability to attract and retain key personnel; cybersecurity threats, cyber incidents affecting the Company’s and its service providers’ systems and networks and the Company’s ability to access critical information systems for daily business operations; liability to the Company’s customers under indemnification provisions if its products fail to operate properly or contain defects or its customers are sued by third parties due to its products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of the Company’s products; the Company’s ability to operate its business in accordance with its business plan; legal, regulatory and tax environments in which the Company performs its operations and conducts its business and its ability to comply with relevant laws and regulations; the Company’s ability to pay interest and repay the principal of its current indebtedness is dependent upon its ability to manage its business operations, its credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; the Company’s exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where it conducts its business; changes in the Company’s effective tax rate resulting from changes in the tax rates imposed by jurisdictions where its profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and the Company’s ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending June 30, 2022

(In $millions, except per share amounts)		Low	High

GAAP net income per diluted share attributable to KLA		$4.60	$5.70

Acquisition-related charges	a	0.46	0.46

Income tax effect of non-GAAP adjustments	b	(0.13)	(0.13)

Non-GAAP net income per diluted share attributable to KLA		$4.93	$6.03

Shares used in net income per diluted share calculation		149.6	149.6

a. Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions.

b. Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded item noted above.